Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-146720, 333-178504 and 333-183964 and Registration Statements on Form S-8 Nos. 333-69145, 333-124653, 333-75993, 333-64795, 333-04161, 333-86530, 333-38178, 333-140819, 333-118693, 333-171298, and 333-188128 of Newmont Mining Corporation of our report dated February 20, 2014 relating to the consolidated financial statements, the financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
February 20, 2014